Exhibit 99.1

Novell Aligns Organization and Executive Team to Focus on Growing Market for Intelligent Workload Management Solutions

WALTHAM, Mass., Dec. 14 — Novell today announced a reorganization of its structure and management to better align the business with its strategic objective to become the leader in the emerging Intelligent Workload Management (IWM) market, while continuing to develop world-class collaboration solutions. The changes are designed to streamline the organization and provide a clear focus on markets that leverage Novell’s strengths to capture future opportunities for growth.

Effective January 1, 2010, Novell will consolidate operations from four business units down to two. Novell’s Identity and Security Management (ISM), Systems and Resource Management (SRM) and Open Platform Solutions (OPS) business units will be integrated to create the new Security, Management and Operating Platforms business unit. Jim Ebzery’s role will expand from senior vice president and general manager ISM solutions to senior vice president and general manager of the new business unit. Colleen O’Keefe, currently senior vice president Global Services, will add to her responsibilities the new role of senior vice president and general manager of the new Collaboration Solutions business unit, responsible for Novell’s Workgroup and Services businesses. In addition, Joe Wagner will transition from his current role as senior vice president and general manager SRM solutions to the expanded new role of senior vice president and general manager of Global Alliances. Wagner will be responsible for Novell’s strategic partnerships as well as developing an IWM partner ecosystem with cloud, Infrastructure-as-a-Service (IaaS), and telecommunications providers. The new business unit and alliance leaders will report directly to president and CEO Ron Hovsepian.

“This reorganization is designed to transform Novell into a more focused, integrated and agile global company that will quickly capture a leadership position in the Intelligent Workload Management market,” said Ron Hovsepian, president and CEO, Novell. “Consolidating into two business units will accelerate the ability of our talented executive team to execute on our IWM strategy while continuing to drive new opportunities in the collaboration market. The new Global Alliances organization will help make sure we develop our growing network of strategic partners as we seek to gain leadership in the markets we serve.”

In their new roles, Ebzery and O’Keefe will have overall responsibility for leading product development and strategy in each business unit. Markus Rex will continue to lead the OPS product lines as general manager, reporting to Ebzery. Susan Heystee, who for more than four years has served as vice president and general manager, Global Strategic Partners, will continue in her current role and report to Wagner. On an interim basis, Jeff Jaffe, who has served for the last four years as CTO and executive vice president of the business units, has agreed to report to Hovsepian as a strategic advisor. Jaffe will then leave the company effective February 1, 2010. Roger Levy, who most recently has served as senior vice president of Strategic Development, will also be leaving Novell.

Hovsepian commented: “Our entire executive team and all Novell employees should be commended for their exceptional service and dedication. These organizational and leadership changes will help us serve our customers more effectively, and will propel Novell into new and strategic growth opportunities where we can quickly establish ourselves in a leadership position.”

About Novell

Novell, Inc. (NASDAQ: NOVL) delivers the best engineered, most interoperable Linux platform and a portfolio of integrated IT management software that helps customers around the world reduce cost, complexity and risk. With our infrastructure software and ecosystem of partnerships, Novell harmoniously integrates mixed IT environments, allowing people and technology to work as one. For more information, visit www.novell.com.

Legal Notice Regarding Forward-Looking Statements

This press release includes statements that may be characterized as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, including those related to future opportunities; functionality, characteristics, quality and performance capabilities of Novell’s products and technology; results achievable and benefits attainable through deployment of Novell’s products and provision of services; strategy; emerging market for IWM solutions; leadership in the IWM market; growth opportunities; transformation of Novell; timing of capturing a leadership position; opportunities in the collaboration market; growth of our partner network; effectiveness of our customer service; and market opportunities. Actual results may differ materially from the results discussed in or implied by such forward-looking statements, which are based upon information that is currently available to us and/or management’s current expectations, speak only as of the date hereof, and are subject to a number of factors, including those specified in our Annual Report on Form 10-K for the Fiscal Year Ended October 31, 2008 filed with the SEC on December 23, 2008, which may be obtained by calling (800) 317- 3195, or at our Investor Relations web site at http://www.novell.com/company/ir. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any forward-looking statements contained in this press release to reflect any change of expectations with regard thereto or to reflect any change in events, conditions, or circumstances on which any such forward-looking statement is based, in whole or in part.

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